UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2010

SMTC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

635 Hood Road

Markham, Ontario, Canada L3R 4N6

 (Address of principal executive offices and Zip Code)

(905) 479-1810

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01.

Other Events

During the past year, the Company's CEO, John Caldwell, has indicated to the Board of Directors his interest in retiring in 2011. The Board and CEO have been discussing terms of a planned succession process and accompanying agreement under which the CEO could remain in his current role until March 31, 2011 and perhaps longer if required, and as mutually agreed. The CEO has agreed to use his best efforts to assist the Company during the transition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   October 8, 2010

SMTC CORPORTATION

By:     /s/ Wayne McLeod

Name: Wayne McLeod

Title: Chairman of the Board